Exhibit 99.1

Sonim Receives Nasdaq Extension

AUSTIN, TX – January 20, 2021 – Sonim Technologies, Inc. (Nasdaq: SONM), today announced the company has received an extension of 180 days, until July 19, 2021 to regain compliance with the Nasdaq minimum bid price requirement for continued listing. The company previously had until January 18, 2021 to regain compliance, and received its extension notice on January 20, 2021.

“We remain confident in our turnaround plans at Sonim, including the significant restructuring we have previously undertaken to lower our operating expenses and improve margins long term, the benefits of which are already starting to be seen in our reported results. We also recently announced transfer of our Shenzhen manufacturing operations to Unicair, and a new software development relationship with Coforge, both of which are expected to further streamline our cost structure in 2021,” said Tom Wilkinson, Chief Executive Officer. “In addition to our operating model improvements, we have deepened our relationship with major carriers over the past year, including updating our existing mobile devices to meet specific carrier needs and extend the life of these devices, plus advancing plans for the launch of new carrier supported mobile devices incorporating user requested feature enhancements. Additionally, our first new SmartScanner handheld computer with integrated barcode scanner, as well as the company’s first tablet device, also with integrated scanner, are expected to begin shipping in Q1 2021, opening a new worldwide addressable market opportunity estimated at approximately $2 billion in size.”

The Company intends to monitor the closing bid price of its Common Stock and has given written notice to Nasdaq that it will, if necessary, implement available options to regain compliance with the minimum bid price requirement, including a reverse stock split within the range previously approved by stockholders. Nasdaq has also approved the company’s application to transfer its stock from the Nasdaq Global Market to the Nasdaq Capital Market.

About Sonim Technologies, Inc.

Sonim Technologies is a leading U.S. provider of ultra-rugged mobility solutions designed specifically for task workers physically engaged in their work environments, often in mission-critical roles. The Sonim solution includes ultra-rugged mobile phones, a suite of industrial-grade accessories, and data and workflow applications which are collectively designed to increase worker productivity, communication and safety on the job site. For more information, visit www.sonimtech.com.

Important Cautions Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, the results of our turnaround plans, cost savings, performance and results of the agreements with Unicair and Coforge, expansion of our global reach, and future growth. These forward-looking statements are based on Sonim’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by the Company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include Sonim’s ability to continue to generate positive cash flow, and ability to be profitable; anticipated trends, such as the use of and demand for its products; its ability to attract and retain customers to purchase and use its products; its ability to attract wireless carriers as customers for its products; the evolution of technology affecting its products and markets; its ability to successfully address the technical issues identified with respect to its products; its ability to introduce new products and enhance existing products, as well as the other potential factors described under “Risk Factors” included in Sonim’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020, the Form 10-Q for the three months ended June 30, 2020, and the Form 10-Q for the three months ended September 30, filed November 12, 2020, and other documents on file with the Securities and Exchange Commission (available at www.sec.gov). Sonim cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Sonim Technologies Contacts

Robert Tirva, Chief Financial Officer

Sonim Technologies, Inc.

IR@sonimtech.com

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200

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